Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement
   Nos. 333-87445, 333-09435 and 333-09503 of CompuDyne Corporation on Form S-8 of our report dated February 29, 2000, appearing in this Annual Report on Form 10-K of CompuDyne Corporation for the year ended December 31, 1999.



   Deloitte & Touche LLP
   McLean, Virginia
   March 30, 2000